TREMONT ADVISERS, INC.

                           --------------------------



                          Notice of 2000 Annual Meeting
                                       and
                                 Proxy Statement



Tuesday, June 6, 2000
at 2:00 p.m.
At the offices of
Tremont Advisers, Inc.
Corporate Center at Rye
555 Theodore Fremd Avenue
Suite C-206
Rye, New York 10580

                             Tremont Advisers, Inc.
                             Corporate Center at Rye
                     555 Theodore Fremd Avenue - Suite C-206
                               Rye, New York 10580


                                                                     May 4, 2000


Dear Shareholder:

     On behalf of the Board of Directors and management, I cordially invite you to attend the 2000 Annual Meeting of Shareholders to be held on Tuesday, June 6, 2000 at 2:00 p.m. Eastern Daylight Time, at the offices of Tremont Advisers, Inc. (the "Company") at Corporate Center at Rye, 555 Theodore Fremd Avenue, Suite C-206, Rye, New York 10580.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the self-addressed envelope provided.


                                                           Sincerely,


                                                           Sandra L. Manzke
                                                           Chairman of the Board

                             Tremont Advisers, Inc.
                             Corporate Center at Rye
                     555 Theodore Fremd Avenue - Suite C-206
                               Rye, New York 10580



                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of Tremont Advisers, Inc.:

     Notice is hereby given that the 2000 Annual Meeting of Shareholders of Tremont Advisers, Inc. (the "Company") will be held at the offices of the Company, located at Corporate Center at Rye, 555 Theodore Fremd Avenue, Suite C-206, Rye, New York 10580 on Tuesday, June 6, 2000 at 2:00 p.m. Eastern Daylight Time for the following purposes:

     1. To elect eight (8) Directors, the names of whom are set forth on the accompanying proxy statement, to serve until the 2001 Annual Meeting of Shareholders.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2000.

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 28, 2000 are the only shareholders entitled to notice of and to vote at the 2000 Annual Meeting of Shareholders and any adjournments thereof.

     Whether you expect to attend the meeting or not, please vote, sign, date and return the enclosed proxy in the self-addressed envelope provided as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the Board of Directors


Suzanne S. Hammond
Secretary and Treasurer

May 4, 2000

                             Tremont Advisers, Inc.
                             Corporate Center at Rye
                     555 Theodore Fremd Avenue - Suite C-206
                               Rye, New York 10580


                                                                     May 4, 2000

                                 Proxy Statement

                               GENERAL INFORMATION
                               -------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tremont Advisers, Inc., a Delaware corporation (the "Company") to be used at the 2000 Annual Meeting of Shareholders (the "2000 Annual Meeting") to be held at the Company's offices located at Corporate Center at Rye, 555 Theodore Fremd Avenue, Suite C-206, Rye, New York 10580 on Tuesday, June 6, 2000 at 2:00 p.m. Eastern Daylight Time, and all adjournments thereof.

     The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company's 1999 Annual Report, including financial statements, the Proxy Statement and form of proxy/voting instruction card (the "proxy card" or "proxy") are being mailed to the Company's shareholders of record at the close of business on April 28, 2000. These documents shall be mailed on or about May 4, 2000.

     A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to such proxy are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such instructions. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR Proposals No. 1. and No. 2


Outstanding Voting Securities

     Only shareholders of record at the close of business on April 28, 2000 are entitled to vote at the 2000 Annual Meeting. On that day, there were 1,595,118 shares of Class A Common Stock outstanding (each share being entitled to four
(4) votes or, in the aggregate, 6,380,472 votes) and 4,020,349 shares of Class B Common Stock outstanding (each share being entitled to one (1) vote or, in the aggregate, 4,020,349 votes). Thus, a total of 10,400,821 votes may be cast.

     If a quorum is present, in person or by proxy, all elections for Directors shall be decided by plurality of the votes cast in respect thereof. If no voting direction is indicated on the proxy cards, the shares will be considered votes for the nominees. In accordance with Delaware law, shareholders entitled to vote for the election of Directors can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors.

     Abstentions may be specified on all proposals submitted to a shareholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Abstentions on the Company's proposal to ratify the appointment of the independent auditors will not have any effect for or against such proposal.

     Brokers holding shares of the Company's Class A Common Stock and/or Class B Common Stock (collectively, the "Common Stock") in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the appointment of the independent auditors. Under applicable Delaware law, "broker non-votes" on any other non-routine proposal (where a broker submits a proxy but does not have authority to vote a customer's shares on such proposal) would not be considered entitled to vote on that proposal and would not be counted in determining whether such proposal receives a majority of the shares entitled to vote at the 2000 Annual Meeting.

Shareholders' Proposals for Next Annual Meeting

     Shareholders' proposals intended to be presented at the 2001 Annual Meeting of Shareholders (the "2001 Annual Meeting") must be received by the Company no later than January 19, 2001, for inclusion in the Company's proxy statement and form of proxy for that meeting.

     Execution of the accompanying proxy card will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted.


Proposal No. 1.

Election of Directors

     Eight (8) directors will be elected at the 2000 Annual Meeting to serve for a term of one year, until the 2001 Annual Meeting and until their successors have been duly elected and have qualified. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The names of the nominees for directors of the Company whose terms of office will continue after the 2000 Annual Meeting are listed below.

     Sandra L. Manzke, 52, is the Company's Chairman of the Board and Chief Executive Officer. Ms. Manzke was one of the principal founders of Tremont Partners, Inc. ("TPI") in 1984 and has been its Chairman and President since its inception. When the Company acquired TPI in 1987, Ms. Manzke also became a director of the Company and, prior to becoming its Chief Executive Officer in May 1994, was its President. Ms. Manzke has served as a director of the Company since 1987 and also serves as a director of Tremont (Bermuda) Limited ("TBL"). Ms. Manzke has and continues to be principally responsible for the operations and client relationships of the Company.

     Robert I. Schulman, 54, became the Company's President and Chief Operating Officer as of May 31, 1994. He has been a Director of the Company since October 1993. As of June 1994, Mr. Schulman also became President, Chief Executive Officer and a Director of Tremont Securities, Inc. In July 1998, Mr. Schulman became President of both Tremont Investment Management, Inc. and Tremont Futures, Inc. Prior to May 31, 1994, he was Executive Vice President, Director of Products & Services at Smith Barney Shearson. Mr. Schulman began his career in 1969 as an Account Executive trainee with E.F. Hutton & Co., Inc., becoming the assistant branch manager of its Columbus Circle, New York City branch. Subsequently, Mr. Schulman served as Vice President and Regional Options and Futures Director of the Atlantic Region, Senior Vice President and National Director of Leveraged Products, and as Executive Vice President of all product sales at E.F. Hutton & Co., Inc. He has served on the NYSE Derivative Product Committee, CBOE Retail Advisory Council, NASD Options and Derivative Product Committee, Board of the New York Futures Exchange, and the NYSE Option Specialist Allocation Committee. Mr. Schulman is a member of the Company's Audit Committee and the committee which administers the Company's 1998 Stock Option Plan. He also serves on the boards of directors of two non-public companies which are parties to agreements with the Company, the Lockwood Financial Group, Ltd. and M-Power, Inc. (formerly known as 401(k) Forum, Inc.).

     John L. Keeley, Jr., 59, became a Director of the Company in January 1994. Mr. Keeley is President, Treasurer and a Director of Keeley Investment Corporation, a registered broker-dealer. He has held these positions since 1977. He is also President and a Director of Keeley Asset Management Corporation, a registered investment advisor and of Keeley Small Cap Value Fund, Inc., an open-end mutual fund. He is the general partner of various investment partnerships and an officer of the John L. Keeley, Jr. Foundation. Mr. Keeley became a Director of the Marquette National Corporation in 1994. Mr. Keeley is a member of the Company's Audit Committee and the committee which administers the Company's 1998 Stock Option Plan.

     Jimmy L. Thomas, 58, became a Director of the Company in November 1994. Prior to retiring in 1998, Mr. Thomas was Senior Vice President - Financial Services and Treasurer of Gannett Co., Inc., a position he held since December 1991. Mr. Thomas also serves on the Regional Advisory Board of HSBC (formerly known as Marine Midland Bank). Mr. Thomas is a member of the Company's Audit Committee and the committee which administers the Company's 1998 Stock Option Plan.

     Alan A. Rhein, 57, became a Director of the Company in June 1997. In 1995, he was a founding principal of Lockwood Financial Group Ltd., an investment management consulting firm, and is President and Chief Executive Officer of Lockwood Financial Services, its broker-dealer division. He started his financial services career as an account executive in 1965 with E.F. Hutton & Co. He spent the next 23 years with that firm in a variety of positions from Account Executive, Branch Manager to Executive Vice President in charge of the Atlantic Region. In 1986, Mr. Rhein was elected to the Board of Directors of E.F. Hutton & Co. After the Shearson Lehman takeover of E.F. Hutton, Mr. Rhein was promoted to Group President. In 1993, Mr. Rhein was recruited by Prudential Securities to serve as Executive Vice President in charge of their entire Retail Branch System. Mr. Rhein is a member of the Company's Audit Committee and the committee which administers the Company's 1998 Stock Option Plan.

     Richard E. O'Brien, 42, became a Director of the Company in June 1998. He has been the Vice President, Secretary and General Counsel of Mutual Risk
Management Ltd., the indirect holder of Class B Common Stock equal to approximately 20% of the aggregate of the Company's outstanding Class A Common Stock and Class B Common Stock, since March 1995. From 1990 until 1995 Mr. O'Brien was a partner in Dunnington, Bartholow & Miller, a law firm located in New York City. Mr. O'Brien has been a member of the Company's Audit Committee since 1998 and is on the committee which administers the Company's 1998 Stock Option Plan.

     Nicola Meaden, 40, is Managing Director of Tremont Advisers, Inc. and is the founder and Chief Executive Officer of TASS Investment Research Limited ("TASS"). TASS, established in 1990, is the Company's newest subsidiary. Prior to establishing TASS, Ms. Meaden worked for the London based commodity and futures brokerage company Gourlay Wolff where she was responsible for developing and managing its managed futures department, including launching and managing multi-manager offshore funds.

     Bruce D. Ruehl, 39, joined the Company in 1993. He is Managing Director and Chief Investment Strategist, and is responsible for all manager research activities. Prior to joining Tremont, Mr. Ruehl was a vice president and principal of Reliance Properties, Inc. where he advised private real estate partnerships investing in bank and RTC-owned properties. Previously, he was with Shearson Lehman's Consulting Services Department as Vice President and National Product Manager overseeing proprietary manager investment activities and new products and, before that, was with Brown Brothers Harriman & Co.

     The Board of Directors of the Corporation recommends a vote FOR the slate of director nominees. The vote of a plurality of shares, present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to elect each of the Directors.

The Board of Directors

     The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. Regular meetings of the Board of Directors were held each quarter during 1999. Members of the Board of Directors are kept informed of the Company's business through various documents and reports provided by the Chairman and other corporate officers, and by participating in Board of Directors and committee meetings. Each Director has access to all books, records and reports of the Company, and members of management are available at all times to answer their questions.

     The Board of Directors held four meetings in 1999. The Company's Audit Committee consists of five Directors, Messrs. Schulman, Keeley, Rhein, O'Brien and Thomas, four of whom are outside Directors. Each Director attended all of the meetings of the Board of Directors (except three Directors who each missed a meeting), and all of the meetings of the Audit Committee, respectively, that were scheduled during 1999.

     The Audit Committee recommends engagement of independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Board of Directors does not currently have any other committees.

     Directors who are not employees of the Company received $2,500 for each Board meeting attended and $1,250 for each telephonic Board meeting attended. Subsequent to June 30, 1999, each non-employee director received $5,000 for each Board of Directors meeting attended and $2,500 for each telephonic Board Meeting attended. Each Director is reimbursed for out-of-pocket expenses.


                               OWNERSHIP OF SHARES

     The following table contains information relating to the beneficial ownership of Common Stock by members of the Board of Directors, and by such members and by the Company's officers as a group, as well as certain other beneficial owners as of April 28, 2000. Information as to the number of shares of Common Stock owned and the nature of ownership has been provided by these individuals and is not within the direct knowledge of the Company. Unless otherwise indicated, the named individuals possess sole voting and investment power with respect to the shares listed. The following information has been furnished to the Company or is based on Schedules 13D, or any amendments thereto, received by the Company as filed with the Commission.

Name and Address of                                Number of                                     % of
Beneficial Owner                                  Shares Owned                                   ----
----------------                         Class A  ------------  Class B               Class A           Class B
                                         -------                -------               -------           -------

Sandra L. Manzke (1)                     215,500                482,470                     14            12
555 Theodore Fremd Avenue
Rye, New York

Robert I. Schulman(2)                      2,455                464,689                      *            11
555 Theodore Fremd Avenue
Rye, New York

John L. Keeley, Jr. (3)                  101,987                444,532                      6            11
401 South LaSalle Street
Chicago, Illinois

Alan A. Rhein (4)                             --                 41,875                     --             1
405 Park Avenue
New York, New York

Jimmy L. Thomas (5)                           --                 63,750                     --             2
25 Fox Meadow Drive
Orchard Park, New York

Suzanne S. Hammond (6)                        --                 31,790                     --             1
555 Theodore Fremd Avenue
Rye, New York

Nicola Meaden (7)                             --                286,473                      *             5
Charter House
13-15 Carteret Street
London, SW1H9DJ
United Kingdom

Stephen T. Clayton (8)                       948                 45,559                      *             1
555 Theodore Fremd Avenue
Rye, New York

Bruce D. Ruehl (9)                           251                136,713                      *             3
555 Theodore Fremd Avenue
Rye, New York

Mario J. Gabelli (10)                    670,776                245,868                     42             6
Gabelli Asset Management, Inc.
555 Theodore Fremd Avenue
Rye, New York

Brighton Communications                       --                142,611                     --             3
Corporation(11)
401 Theodore Fremd Avenue
Rye, New York

MGL Investments Ltd. (12)                     --              1,081,230                     --            27
One Logan Square
Suite 1400
Philadelphia, PA

Directors and Officers                   321,141              1,997,851                     21            47
as a group:

* Less than one percent.

(1) Includes 12,500 shares of Class A Common Stock held by the Tremont Advisers, Inc., 401(k) Savings Plan for the benefit of Ms. Manzke. The 482,470 shares of Class B Common Stock include 54,281 shares held by the Tremont Advisers, Inc. 401(k) Savings Plan for the benefit of Ms. Manzke and 46,500 shares represent certain stock options granted to Ms. Manzke by the Company that have vested.

(2) The 2,455 shares of Class A Common Stock are held by the Tremont Advisers, Inc. 401(k) Savings Plan for the benefit of Mr. Schulman. Of the 464,689 shares of Class B Common Stock, 221,250 shares represent certain stock options granted to Mr. Schulman by the Company that have vested and 10,568 shares are held by the Tremont Advisers, inc. 401(k) Savings Plan for the benefit of Mr. Schulman.

(3) The 101,987 shares of Class A Common Stock are beneficially owned by Mr. Keeley. Of the 444,532 shares of Class B Common Stock reported, 206,250 shares reported are beneficially owned by Mr. Keeley and include 25,000 shares held in the name of his wife, 11,250 shares held by the John L. Keeley Jr. Foundation, 43,750 shares held by the KIC Profit Sharing Plan & Trust for the benefit of Mr. Keeley for which Mr. Keeley is Trustee, and 43,750 shares held by the KIC Pension Plan & Trust for the benefit of Ms. Keeley and for which Mr. Keeley is Trustee and 7,500 shares represent certain stock options granted to Mr. Keeley by the Company that have vested. Of the remaining 106,782 shares of Class B Common Stock, 82,140 shares are owned by Kamco Limited Partnership No. 1 ("KLP") and 24,642 shares held by JGJ Partnership of which Mr. Keeley is a partner. Mr. Keeley is the sole general partner of KLP, an investment partnership organized under the laws of Illinois. Mr. Keeley is deemed to have a beneficial ownership of securities owned beneficially by each of the foregoing entities.

(4) Of the 41,875 shares of Class B Common Stock beneficially owned by Mr. Rhein, 16,875 shares represent certain stock options granted to Mr. Rhein that have vested.

(5) Of the 63,750 shares of Class B Common Stock beneficially owned by Mr. Thomas, 1,250 shares represent certain stock options granted to Mr. Thomas that have vested.

(6) Of the 31,790 shares of Class B Common Stock beneficially owned by Ms. Hammond, 1,875 shares are held by the Tremont Advisers, Inc. 401(k) Savings Plan for the benefit of Ms. Hammond and 1,875 shares represent certain stock options granted to Ms. Hammond that have vested.

(7) Of the 286,473 shares of Class B Common Stock beneficially owned by Ms. Meaden, 206,261 shares represent certain stock options granted to Ms. Meaden that have vested.

(8) The 948 shares of Class A Common Stock are held by the Tremont Advisers, Inc. 401(k) Savings Plan for the benefit of Mr. Clayton. Of the 45,559 shares of Class B Common Stock, 15,812 shares represent certain stock options granted to Mr. Clayton by the Company that have vested, 4,582 shares are held by the Tremont Advisers, Inc. 401(k) Savings Plan for the benefit of Mr. Clayton, 4,500 shares are held in the name of his wife, for which Mr. Clayton specifically disclaims beneficial ownership and 250 shares are held in the name of his minor children, for which Mr. Clayton is deemed to have beneficial ownership.

(9) The 251 shares of Class A Common Stock are held by the Tremont Advisers, Inc. 401(k) Savings Plan for the benefit of Mr. Ruehl. Of the 136,713 shares of Class B Common Stock, 1,712 shares are held by the Tremont Advisers, Inc. 401(k) Savings Plan for the benefit of Mr. Ruehl and 10,000 shares represent certain stock options granted to Mr. Ruehl by the Company that have vested.

(10) Includes 406,000 shares of Class A Common Stock and 2,833 shares of Class B Common Stock owned by family trusts or partnerships over which Mr. Gabelli has sole voting power and investment power. Does not include shares listed elsewhere in this table which are held by Brighton Communications Corporation, of which Mr. Gabelli specifically disclaims beneficial ownership. Mr. Gabelli is the principal shareholder, as well as the Chairman of the Board and Chief Executive Officer, of Gabelli Asset Management Inc. ("GAMI"), the ultimate parent company for a variety of operating companies engaged in various aspects of the securities business, including Gabelli Funds, LLC, a wholly-owned subsidiary of GAMI and a registered investment adviser; GAMCO Investors, Inc. ("GAMCO"), a wholly-owned subsidiary of GAMI and a registered investment adviser; Gabelli Securities, Inc. ("GSI"), a majority-owned subsidiary of GAMI; and Gabelli & Company, Inc. ("Gabelli & Company"), a wholly-owned subsidiary of GSI and a registered broker-dealer. Mr. Gabelli is also Chairman of the Board and Chief Executive Officer of Gabelli Group Capital Partners, Inc. ("GGCP"), which owns approximately 80% of the common stock of GAMI. GGCP, GAMI, GAMCO, GSI and Gabelli & Company are herein referred to as "affiliates" of Mr. Gabelli. Acting in these capacities, Mr. Gabelli has the authority for making voting and investment decisions on behalf of the affiliates and, therefore, may be deemed to be the beneficial owner of shares of the Company owned by or held in accounts of such affiliates. Of the remaining 264,776 shares of Class A Common Stock owned by Mr. Gabelli and affiliates of Gabelli, 52,500 shares are held by GSI and 281 shares are held by GGCP.

(11) Mr. Gabelli is Chairman of the Board and Chief Executive Officer of Brighton, and he and his affiliates and their clients are principal shareholders of Lynch. Mr. Gabelli may be deemed to be a beneficial owner of the shares of the Company owned by Brighton by virtue of his and certain affiliated parties' significant beneficial ownership of the common stock of Lynch. Mr. Gabelli, however, specifically disclaims beneficial ownership of all of the shares of the Company's Common Stock held by Lynch.

(12) In July 1997, Mutual Risk Management ("MRM"), an international risk management company, indirectly acquired an equity interest in the Company. In July 1997, MGL Investments Ltd. ("MGL"), a wholly-owned subsidiary of MRM, purchased 768,750 shares of outstanding Class B Common Stock at a price of $3.00 per share pursuant to a tender offer. In addition, the Company simultaneously sold MGL 252,956 shares of Class B Common Stock at a price of $3.00 per share. As a result of these transactions, MRM then indirectly owned, through MGL, Class B Common Stock equal to 20% of the aggregate of the Company's outstanding Class A Common Stock and Class B Common Stock. Pursuant to the 1997 Stock Purchase Agreement MGL has the right to acquire an amount of stock to keep their pro rata ownership at the same purchase price and terms offered to prospective purchasers. In connection with the shares issued in the TASS acquisition, MGL exercised its right and purchased 59,524 shares of Class B Common Stock at $6.00 per share.

                             EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and other officers whose total cash compensation exceeded $100,000 for services rendered to the Company and its subsidiaries for the fiscal year ended December 31, 1999 (the "Named Officers").


                           Summary Compensation Table
                               Annual Compensation

----------------------------------------------------------------------------------------------------------------
                                                                        Long Term Compensation
                                                                  ----------------------------------------------
                                       Annual Compensation                 Awards           Payouts
----------------------------------------------------------------------------------------------------------------
                                                          Other    Restricted  Securities
                                                          Annual     Stock     Underlying    LTIP      All other
   Name and Principal             Salary       Bonus  Compensation  Award(s)    Options/     Payout  Compensation
        Position          Year    ($)(a)       ($)(b)    ($) (c)      ($)       SARs (#)      ($)       ($)
----------------------------------------------------------------------------------------------------------------
                          1999   380,000         372,000  58,275       -         11,000        -         -
                         ---------------------------------------------------------------------------------------
Sandra L. Manzke,         1998   373,000         310,000    -          -            -          -         -
                         ---------------------------------------------------------------------------------------
Chief Executive Officer   1997   362,000         135,000    -          -         43,750        -         -
----------------------------------------------------------------------------------------------------------------

                          1999   342,000         334,800  58,275       -         10,000        -         -
                         ---------------------------------------------------------------------------------------
Robert I. Schulman,       1998   335,700         279,000    -          -            -          -      295,000
                         ---------------------------------------------------------------------------------------
Chief Operating Officer   1997   326,250         121,500    -          -         31,250        -         -
----------------------------------------------------------------------------------------------------------------

                          1999   155,000         125,000  33,300       -          5,000        -       9,050
                         ---------------------------------------------------------------------------------------
Bruce D. Ruehl,           1998   150,000         150,000    -          -          5,000        -         -
                         ---------------------------------------------------------------------------------------
Chief Investment          1997   140,000         100,000    -          -         12,500        -         -
Strategist
----------------------------------------------------------------------------------------------------------------

                          1999   140,000         110,000  49,950       -          7,000        -       53,125
                         ---------------------------------------------------------------------------------------
Stephen T. Clayton,       1998   130,000          65,000    -          -          3,125        -       12,650
                         ---------------------------------------------------------------------------------------
Chief Financial Officer   1997   120,000          50,000     -         -         12,500         -        -
----------------------------------------------------------------------------------------------------------------

                          1999   120,000          35,000  19,980       -          2,500        -         -
                         ---------------------------------------------------------------------------------------
Suzanne S. Hammond,       1998   107,000          20,000    -          -          2,500        -         -
                         ---------------------------------------------------------------------------------------
Secretary and Treasurer   1997   100,417          14,000    -          -            -          -         -
----------------------------------------------------------------------------------------------------------------

----------

(a) On December 9, 1999, the Company entered into an amendment to Ms. Manzke's employment agreement dated September 15, 1995. Under the terms of the amended agreement which expires on December 31, 2000, Ms. Manzke is entitled to receive a minimum annual base salary of $391,400. In addition, Ms. Manzke may receive incentive compensation to be determined by the Board of Directors. On December 9, 1999, the Company entered into an amendment to Mr. Schulman's employment agreement dated April 22, 1994. Under the terms of the amended agreement which expires on December 31, 2000, Mr. Schulman is entitled to receive minimum annual base compensation of $352,300. In addition, Mr. Schulman must receive incentive compensation not less than 90% of the incentive compensation paid to Ms. Manzke in any year.

(b) A portion of the bonuses for Ms. Manzke, Mr. Schulman, Mr. Ruehl, Mr. Clayton and Ms. Hammond, which accrued in 1998 were actually paid in 1999. These amounts were $105,000, $94,500, $30,000,

$15,000 and $7,500, respectively. A portion of the bonuses for Ms. Manzke, Mr. Ruehl, Mr. Clayton and Ms. Hammond, which accrued in 1997 were actually paid in 1998. These amounts were $150,000, $20,000, $12,000 and $6,000, respectively. In addition, a portion of the bonuses for Ms. Manzke and Mr. Schulman which accrued in 1996 were actually paid in 1997. These amounts were $75,000 and $67,500, respectively.

(c) Represents compensation charged to each employee as a result of a distribution to them of FITX Group Limited Common Stock.

----------

Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

Presented below is information with respect to unexercised stock options to purchase the Company's Class B Common Stock held by each Named Officer as of December 31, 1999.




                                                            Number of
                                                            Securities       Value of
                                                            Underlying       Unexercised
                                                            Unexercised      In-the-Money
                                                            Options at       Options at
                                                            December 31,     December 31,
                                                            1999             1999
                          Shares Acquired                   Exercisable/     Exercisable/
Name                      on Exercise       Value Realized  Unexercisable    Unexercisable
----------------------------------------------------------------------------------------------
Sandra L. Manzke                  -             $    -        46,500/8,250   $   154,750/$ -

Robert I. Schulman                -             $    -       221,250/7,500   $ 1,831,250/$ -

Bruce D. Ruehl                  5,000           $ 9,050       10,000/6,250    $52,750/$9,000

Stephen T. Clayton              6,250           $53,125       15,812/6,813    $93,100/$5,600

Suzanne S. Hammond                -               $ -          1,875/3,125    $4,500/$4,500

Directors' Compensation

     Directors of the Company who are salaried employees of the Company do not receive any additional compensation for serving as a director. Non-employee directors of the Company received $2,500 for each Board of Directors meeting attended and $1,250 for each telephonic Board Meeting attended. Subsequent to June 30, 1999, each non-employee director received $5,000 for each Board of Directors meeting attended and $2,500 for each telephonic Board Meeting attended.

Employment   Contracts,   Termination   of  Employment  and  Change  in  Control
Arrangements

     The Company and Sandra L. Manzke, the Company's Chairman of the Board and Chief Executive Officer, are parties to an amended employment agreement pursuant to which Ms. Manzke is entitled to a minimum base salary of $391,400 per annum. She is also entitled to a bonus as determined by the Board of Directors. Ms. Manzke's employment may be terminated due to illness, disability or other incapacity such that she is unable to perform her duties for a period of ninety
(90) consecutive days. If her employment is so terminated, she will be entitled to receive her base salary and accrued bonus until December 31, 2000. In the event of her death, her right to compensation will cease. In the event of the termination of Ms. Manzke's employment for any reason, including death, the Company shall have the option, provided it is exercised within ninety (90) days, to reacquire all of Ms. Manzke's shares of capital stock of the Company for a price per share equal to the market value on the date of such termination. Ms.

Manzke agreed that she will not sell or dispose of her stock in the Company without first offering to sell the stock to the Company at a price per share equal to the market value.

     Robert I. Schulman, the President and Chief Operating Officer of the Company, entered into an amendment to his employment agreement with the Company as of December 9, 1999. The employment agreement, as amended, expires on December 31, 2000, but provides for automatic renewals from year to year unless either party terminates it in a timely manner. Mr. Schulman is entitled to a minimum base salary of $352,000 plus a bonus determined by the Board of Directors; provided, however, that in no event will Mr. Schulman's base salary in any year be less than 90% of the base salary payable to Ms. Manzke for such year and in no event will Mr. Schulman's bonus be less than 90% of the incentive compensation payable to Ms. Manzke in such year. If Mr. Schulman is disabled or his employment is terminated by the Company without cause or by him with cause, then he will be entitled to receive his base salary and accrued bonus until December 31, 2000. In the event of the termination of his employment by the Company with cause or by him without cause or in the event of his death, his right to compensation will cease upon the date of termination or death.

     Upon executing his employment agreement in 1994, Mr. Schulman was granted options to purchase 275,000 shares of the Company's Class B Common Stock at an exercise price of $1.75 per share, the then current fair market value of the Class B Common Stock. The options are fully vested and will expire on the anniversary of the grant date in 2001. In the event Mr. Schulman's employment is terminated for any reason, including the expiration of the employment agreement, any unvested options will lapse; vested but unexercised options will remain outstanding and exercisable under the original terms and conditions, subject to an option in favor of TPI to purchase all of Mr. Schulman's stock no later than seven days after the date of termination for a per share price equal to the best bid price on the date of termination and the purchase price for each option shall be the greater of (i) $1.75 or (ii) the amount of the best bid price for a share of Common Stock on the date of termination less $1.75. Mr. Schulman has agreed that he will not dispose of the Class B Common Stock he acquires pursuant to the options or the unexercised options without first offering them to TPI for the per share price applicable in the case of the termination of his employment.

     On March 11, 1999, the Company entered into a two-year employment agreement with Nicola Meaden, the Chief Executive Officer of TASS. She is entitled to a minimum base salary of $150,000 per year, a guaranteed bonus of $50,000 per year and such other bonus as may be determined by the Board of Directors. Ms. Meaden's employment may be terminated by consent, for cause, or as a result of death or disability, and the Company is expressly permitted to terminate without cause. If her employment is terminated for cause, she will be entitled to receive accrued salary, guaranteed bonus, and the value of accrued but unused vacation time through the date of termination. If her employment is terminated for any reason other than for cause, she will be entitled to the same amounts through the end of the term of the employment agreement; however, the Company may offset against payments due to her any compensation received by her through any affiliation with a competing business prior to the end of the term.

     During 1999 certain directors and officers exercised options to purchase an aggregate of 25,000 and 12,500 shares, respectively, of the Company's Class B Common.

     As of December 31, 1999, options to purchase 187,500 shares, 123,957 shares, 183,082 shares, 22,025 shares, 2,750 shares and 20,813 shares of Class B Common Stock for $1.40, $3.00, $6.40, $10.00, $11.00 and $12.00 , respectively, were exercisable by the Company's directors and executives.

     The foregoing has been adjusted to give effect to the impact of the five-for-four split distributed on August 16, 1999.

Indemnification for Certain Liabilities

     The By-Laws of the Company provide that the Company may indemnify its directors and officers to the fullest extent permitted by the laws of the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgment, fines and amounts paid in settlement) incurred by them in any action, suit or proceeding arising out of certain of their actions or omissions in their capacities as directors or officers. Article Seven of the Company's Restated Certificate of Incorporation provides that, with certain exceptions, no director of the Company may be liable to the Company for monetary damages as a result of a breach of his fiduciary duties as a director. The Company has acquired directors' and officers' liability insurance for its directors and officers.

     The Delaware Supreme Court has held the directors' duty of care to a corporation and its shareholders requires the exercise of an informed business judgment. Having become informed of all material information reasonably available to them, directors must act with requisite care in the discharge of their duties. The Delaware General Corporation Law permits a corporation through its certificate of incorporation to exonerate its directors from personal liability to the corporation or its shareholders for monetary damages for a breach of their fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit. As noted above, the Company's Restated Certificate of Incorporation exonerates its directors, acting in such capacity, from monetary liability to the extent permitted by this statutory provision. This limitation of liability provision does not eliminate a shareholder's right to seek non-monetary, equitable remedies such as an injunction or rescission in order to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

Proposal No. 2.

Ratification of Appointment of Independent Auditors

     Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent accountants to audit the financial statements of the Company for the current fiscal year.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the 2000 Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal. The affirmative vote of the majority of the votes cast at the 2000 Annual Meeting is required for the ratification of this selection.

Other Matters

     As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By order of the Board of Directors,

Suzanne S. Hammond
Secretary and Treasurer


Dated:  May 4, 2000